UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                 July 28, 2021

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (916) 851-0123

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AMRB	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of American River Bankshares (the “Company”) was held on July 28, 2021. At the close of business on June 9, 2021, the record date for the Special Meeting, there were 5,980,323 shares of common stock of the Company outstanding and entitled to vote. A total of 4,511,212 shares of common stock were voted in person or by proxy, representing 75.43% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum to conduct business at the Special Meeting.

Proposal No. 1 — Approval of Merger and Merger Agreement.

To approve the Agreement to Merge and Plan of Reorganization by and between the Company and Bank of Marin Bancorp, dated as of April 16, 2021 (the “Merger Agreement”). The voting results for Proposal No. 1 were as follows:

For	Against	Abstain
4,459,819	29,296	22,097

Proposal No. 2 — Adjournment.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the Merger Agreement.

In light of the vote on Proposal 1, this matter was not acted upon.

Proposal No. 3 — NEO Compensation Proposal.

To approve on an advisory basis the compensation to be paid to the Company’s named executive officers in connection with the Merger Agreement.

The voting results for Proposal No. 3 were as follows:

For	Against	Abstain
4,315,792	152,359	43,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/ s/ Mitchell A. Derenzo
July 29, 2021	Mitchell A. Derenzo, Chief Financial Officer
(Principal Accounting and Financial Officer)